                                                                     EXHIBIT 1.2



                      THIS WARRANT HAS NOT BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                            AND IS NOT TRANSFERABLE
                           EXCEPT AS PROVIDED HEREIN

                              SILICON GAMING, INC.

                                PURCHASE WARRANT

                                   Issued to:

                  ____________________________________________

                            Exercisable to Purchase

                         ______ Shares of Common Stock


                                       of


                              SILICON GAMING, INC.



                          Void after ___________, 2001

     This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after __________, 1997 and on or before ___________, 2001, up to ______ Shares (hereinafter defined) at the Exercise Price (hereinafter defined).

     This Warrant Certificate is issued subject to the following terms and conditions:

     1. Definitions of Certain Terms.  Except as may be otherwise clearly
        ----------------------------
required by the context, the following terms have the following meanings:

     (a)  "Act" means the Securities Act of 1933, as amended.

     (b) "Cashless Exercise" means an exercise of Warrants in which, in lieu of payment of the Exercise Price, the Holder elects to reduce the number of the Securities issuable upon such exercise by a number of such Securities having a Market Value equal to the Exercise Price with respect to such exercise, in accordance with Section 2(b) hereof.

     (c)  "Closing Date" means the date on which the Offering is closed.

     (d)  "Commission" means the Securities and Exchange Commission.

     (e) "Common Stock" means the common stock, $0.001 par value, of the Company.

     (f)  "Company" means Silicon Gaming, Inc., a California corporation.

     (g) "Company's Expenses" means any and all expenses payable by the Company or the Warrantholder in connection with an offering described in Section 6 hereof, except Warrantholder's Expenses.

     (h) "Effective Date" means the date on which the Registration Statement is declared effective by the Commission.

     (i) "Exercise Price" means the price at which the Warrantholder may purchase one Share (or Securities obtainable in lieu of one Share) upon exercise of Warrants as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $_____ per Share.

     (j) "Legal Opinion" means the opinion of a law firm reasonably acceptable to the Warrantholders, addressed to each of the Warrantholders, to the effect that the Securities issuable on exercise of the Warrants may be immediately resold to the public in the United States by the Warrantholders subject only to limitations with respect to volume, manner of sale and the like that do not materially impair the ability of the Warrantholders to resell such Securities or the value thereof. An opinion that is conditioned on a Cashless Exercise of the Warrants shall qualify as a Legal Opinion.

     (k) "Market Value" means, with respect to any Securities traded on Nasdaq or any national securities exchange, the average closing price thereof, as reported by Nasdaq or such exchange, for the twenty trading days next preceding a Cashless Exercise and, with respect to any other Securities, the fair value thereof as determined in any manner agreed to by the Company and the Warrantholder or, in the absence of such agreement, as directed by any court of competent jurisdiction to which the Company or the Warrantholder may apply.

     (l) "Offering" means the public offering of Shares made pursuant to the Registration Statement.

     (m) "Participating Underwriter" means any underwriter participating in the sale of the Securities pursuant to a registration under Section 6 of this Warrant Certificate.

     (n) "Registration Statement" means the Company's registration statement (File No.333-4793) as amended on the Closing Date.

     (o) "Rules and Regulations" means the rules and regulations of the Commission adopted under the Act.

     (p) "Securities" means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

     (q) "Share" shall mean, as the context requires, either (i) a share of Common Stock which is one of the shares of Common Stock offered to the public through the prospectus included in the Registration Statement or (ii) an identical share of Common Stock for which the Warrant is initially exercisable.

     (r)  "Warrant Certificate" means a certificate evidencing the Warrant.

     (s) "Warrantholder" means a record holder of the Warrant or Securities. The initial Warrantholder is ____________________.

     (t) "Warrantholder's Expenses" means the sum of (i) the aggregate amount of cash payments made to an underwriter, underwriting syndicate, or agent in connection with an offering described in Section 6 hereof multiplied by a fraction the numerator of which is the aggregate sales price of the Securities sold by such underwriter, underwriting syndicate, or agent in such offering and the denominator of which is the aggregate sales price of all of the securities sold by such underwriter, underwriting syndicate, or agent in such offering and
(ii) all out-of-pocket expenses of the Warrantholder, except for the fees and disbursements of one firm retained as legal counsel for the Warrantholder that will be paid by the Company.

     (u) "Warrant" means the warrant evidenced by this certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

     2. Exercise of Warrants.
        --------------------

        (a) All or any part of the Warrant may be exercised commencing on the first anniversary of the Effective Date and ending at 5 p.m. Pacific Time on the fifth anniversary of the Effective Date by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 2800 W. Bayshore Road, Palo Alto, California 94303, or at such other office or agency as the Company may designate. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Securities to be received by the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and promptly deliver such certificates to the Warrantholder or as per the Warrantholder's instructions, provided, however, that, unless the Holder has elected to consummate a Cashless Exercise, the Company need not deliver such certificates until receipt by the Company of payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased. If the Warrantholder shall represent and warrant that all applicable registration and prospectus delivery requirements for their sale have been complied with upon sale of the Securities received upon exercise of the Warrant, such certificates shall not bear a legend with respect to the Securities Act of 1933.

        (b) At the option of the Warrantholder, and in lieu of payment of the Exercise Price in cash as described in the preceding paragraph, the Holder may from time to time convert the Warrants, in whole or in part, into a number of Securities determined by dividing (i) the aggregate Market Value of the Securities minus the aggregate Exercise Price therefor by (ii) the Market Value of the Security.

        (c) If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised. The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of the payment of the Exercise Price.

     3. Adjustments in Certain Events.  The number, class, and price of
        -----------------------------
Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

     (a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this subsection 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 3(a).

     (b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

     (c) When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

     (d) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise.

     (e) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of any or all of the Company's securities (other than in a transaction described in subsection 3(a)), such number of securities will be distributed to the Warrantholder or his assignee upon exercise of his rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant Certificate had been exercised prior to such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or his assignee is entitled under this subsection 3(e).

     (f) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale of the Common Stock or other Securities purchasable upon exercise of the Warrant.

     4. Reservation of Shares.  The Company agrees that the number of shares of
        ---------------------
Common Stock or other Securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.

     5. Validity of Securities.  All Securities delivered upon the exercise of
        ----------------------
the Warrant will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

     6. Registration of Securities Issuable on Exercise of Warrant Certificate.
        ----------------------------------------------------------------------

     Each Warrantholder shall have substantially the same rights, with respect to the Securities issuable upon exercise of the Warrants, that have been granted to certain other securityholders of the Company (Registration Rights Holders) under the Second Amended and Restated Rights Agreement between the Company and the Registration Rights Holders (the Rights Agreement). The Company, the Registration Rights Holders, and the Warrantholders shall enter into an agreement on the Closing Date that contains terms and conditions substantially similar to those set forth in the Rights Agreement.

     7. Indemnification in Connection with Registration.
        ------------------------------------------------

     (a) If any of the Securities are registered, the Company will indemnify and hold harmless each selling Warrantholder, any person who controls any selling Warrantholder within the meaning of the Act, and any Participating Underwriter against any losses, claims, damages, or liabilities, joint or several, to which any Warrantholder, controlling person, or Participating Underwriter may be subject under the Act or otherwise; and it will reimburse each Warrantholder, each controlling person, and each Participating Underwriter for any legal or other expenses reasonably incurred by the Warrantholder, controlling person, or Participating Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement or any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any case
            ------------------
to the extent that any loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by a Warrantholder for use in the preparation thereof. The indemnity agreement contained in this subparagraph
(a) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Company, such approval not to be unreasonably withheld.

     (b) Each selling Warrantholder, as a condition of the Company's registration obligation, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any registration statement or other filing or any amendment or supplement thereto, and any person who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, any preliminary or final prospectus, or other filing, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, preliminary or final prospectus, or other filing, or amendment or supplement, in reliance upon and in conformity with written information furnished by such Warrantholder for use in the preparation thereof;

provided, however, that the indemnity agreement contained in this subparagraph
- ------------------
(b) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Warrantholder, such approval not to be unreasonably withheld.

     (c) Promptly after receipt by an indemnified party under subparagraphs (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subparagraphs (a) and (b).

     (d) If any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (e) This Section 7 shall take precedence over any conflicting provision contained in the rights agreement referenced in Section 6 hereabove.

     8. Restrictions on Transfer. This Warrant Certificate and the Warrant may
        ------------------------
not be sold, transferred, assigned or hypothecated for a one-year period after the Effective Date except to underwriters of the Offering or to individuals who are either a partner or an officer of such an underwriter or by will or by operation of law. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

     9. No Rights as a Shareholder.  Except as otherwise provided herein, the
        --------------------------
Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

     10. Notice.  Any notices required or permitted to be given hereunder will
         ------
be in writing and may be served personally or by mail; and if served will be addressed as follows:

     If to the Company:

     2800 W. Bayshore Road
     Palo Alto, California 94303
     Attn:_____________________


     If to the Warrantholder:

at the address furnished
by the Warrantholder to the
Company for the purpose of
notice.

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

     11. Applicable Law.  This Warrant Certificate will be governed by and
         --------------
construed in accordance with the laws of the State of New York, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Certificate shall be tried before the courts of New York located in New York, New York to the exclusion of all other courts that might have jurisdiction.

Dated as of __________, 1996.


     SILICON GAMING, INC..


     By:_______________________
     Its ______________________

     Agreed and Accepted as of ___________, 1996

     ________________________________


     By:_____________________________
     Its ____________________________